EX-99B(h)(1)

Appendix A

WELLS FARGO VARIABLE TRUST

ADMINISTRATION AGREEMENT

Funds of Wells Fargo Variable Trust Covered by This Agreement1

Fee as a Percentage of Average Daily Net Assets

0-4.99B	0.16%
5B-9.99B	0.15%
>9.99B	0.14%

VT Asset Allocation Fund

VT C&B Large Cap Value Fund

VT Discovery Fund

VT Equity Income Fund

VT International Core Fund

VT Large Company Core Fund

VT Large Company Growth Fund

VT Money Market Fund

VT Small/Mid Cap Value Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Total Return Bond Fund

Most recent annual approval by the Board of Trustees: April 4, 2005

Appendix A amended: February 8, 2006

[1]	On February 8, 2006, the Board of Trustees approved name changes to the Wells Fargo Variable Trust Funds, which will become effective May 2006.

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The foregoing fee schedule is agreed to as of February 8, 2006 and shall remain in effect until changed in writing by the parties.

WELLS FARGO VARIABLE TRUST

By:	/s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Stacie D. DeAngelo
Stacie D. DeAngelo
Senior Vice President

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